UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2015

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, Acceleron Pharma Inc. (the “Company”) promoted the Company's Senior Vice President and Chief Business Officer, Steven D. Ertel, age 45, to the position of Executive Vice President and Chief Operating Officer, and promoted the Company's Senior Vice President and Chief Medical Officer, Matthew L. Sherman, M.D., age 59, to the position of Executive Vice President and Chief Medical Officer. In connection with these promotions, effective March 4, 2015, the Company increased Mr. Ertel's and Dr. Sherman's annual base salaries to $415,000, and increased the percentage of their base salaries that each is eligible to receive as an annual bonus to 40% of their base salaries. The Company also granted Mr. Ertel and Dr. Sherman nonqualified stock options to purchase 30,000 shares and 15,000 shares, respectively, of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the Company’s 2013 Equity Incentive Plan, at an exercise price equal to the closing price of the Company's Common Stock on March 4, 2014, or $41.01 per share, and which will vest in equal quarterly installments over four years from the date of grant.

The other terms of Mr. Ertel's and Dr. Sherman's employment with the Company remain unchanged from their existing employment agreements, which were filed as Exhibits 10.17 and 10.14, respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended filed December 31, 2014, filed with the Securities and Exchange Commission (the "SEC") on March 2, 2015.

A description of Mr. Ertel's and Dr. Sherman's background and experience has been previously reported in, and is incorporated by reference to, the Company's proxy statement filed with the SEC on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date: March 6, 2015

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